Exhibit 99.1
November 12, 2024
Blade Air Mobility Announces Third Quarter 2024 Results

•Operating Cash Flow increased by $4.3 million to $6.4 million in Q3 2024; Free Cash Flow, Before Aircraft Acquisitions, increased by $2.4 million to $3.7 million in Q3 2024(1)
•Medical Segment Adjusted EBITDA improved 15.1% in Q3 2024 versus the prior year
•Passenger Segment Adjusted EBITDA increased by $2.8 million and we achieved trailing twelve month Segment Adjusted EBITDA profitability in Q3 2024, well ahead of previous guidance for full-year profitability by the end of 2025
•Net loss increased by $2.2 million versus the prior year to $(2.0) million in Q3 2024; Adjusted EBITDA improved by $3.4 million versus the prior year to $4.2 million in Q3 2024(1)
•Reaffirming guidance for positive Adjusted EBITDA in 2024 and double-digit millions of Adjusted EBITDA in 2025(2)
•Announced strategic alliance with OrganOx, utilizing Blade logistics to enable rapid deployment of their metra perfusion device to transplant centers across the United States
NEW YORK — (November 12, 2024) — Blade Air Mobility, Inc. (Nasdaq: BLDE, "Blade" or the "Company"), today announced financial results for the third quarter ended September 30, 2024.

GAAP FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023		% Change	2024	2023		% Change
Revenue	$74,877	$71,442		4.8%	$194,336	$177,702		9.4%
Cost of revenue	$55,040	$55,863		(1.5)%	$148,006	$144,590		2.4%
Software development	800	1,076		(25.7)%	2,441	3,639		(32.9)%
General and administrative	20,412	19,265		6.0%	62,757	53,932		16.4%
Selling and marketing	2,162	2,686		(19.5)%	6,686	8,025		(16.7)%
Total operating expenses	$78,414	$78,890		(0.6)%	$219,890	$210,186		4.6%
Loss from operations	$(3,537)	$(7,448)		(52.5)%	$(25,554)	$(32,484)		(21.3)%
Net (loss) income	$(1,954)	$289		NM(3)	$(17,514)	$(22,135)		(20.9)%

Gross profit	$14,438	$10,043		43.8%	$31,626	$18,353		72.3%
Gross margin	19.3%	14.1%	520	bps	16.3%	10.3%	600	bps

(1) See "Use of Non-GAAP Financial Measures" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

NON-GAAP(1) FINANCIAL RESULTS
(in thousands except percentages, unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	Change		2024	2023	% Change
Revenue	$74,877	$71,442	4.8%		$194,336	$177,702	9.4%
Cost of revenue	55,040	55,863	(1.5)%		148,006	144,590	2.4%
Flight Profit(2)	19,837	15,579	27.3%		46,330	33,112	39.9%
Flight Margin	26.5%	21.8%	469	bps	23.8%	18.6%	521	bps
Adjusted SG&A	16,169	14,863	8.8%		45,771	44,651	2.5%
Depreciation and amortization included in cost of revenue	512	71	NM(3)		1,033	154	NM(3)
Adjusted EBITDA	$4,180	$787	431.1%		$1,592	$(11,385)	NM(3)
Adjusted EBITDA as a percentage of Revenue	5.6%	1.1%	448	bps	0.8%	(6.4)%	723	bps
Passenger Adjusted EBITDA	$5,593	$2,777	101.4%		$3,724	$(2,353)	NM(3)
Medical Adjusted EBITDA	$3,851	$3,346	15.1%		$13,784	$8,249	67.1%
Adjusted unallocated corporate expenses and software development	$(5,264)	$(5,336)	(1.3)%		$(15,916)	$(17,281)	(7.9)%
(1) See "Use of Non-GAAP Financial Measures" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.
(2) Includes $512 and $71 of depreciation and amortization for owned aircraft and vehicles in the three months ended September 30, 2024 and 2023, respectively and $1,033 and $154 in the nine months ended September 30, 2024 and 2023, respectively.
(3) Not meaningful.

"We reached an important milestone this quarter in our Passenger Business, achieving positive Segment Adjusted EBITDA on a trailing twelve month basis, more than a year ahead of our investor guidance to turn profitable by the end of 2025," said Rob Wiesenthal, Blade's Chief Executive Officer. "Beyond the strength in underlying customer demand, several factors contributed to the faster path to profitability including actions we've taken to exit unprofitable business lines rapidly, early benefits from the recent restructuring of our European operations and implementation of segment-wide cost savings."

Wiesenthal added, "Blade's vertical transportation platform is now stronger than ever and we believe we are better positioned for the transition to Electric Vertical Aircraft ("EVA" or "eVTOL") than any other Urban Air Mobility company. Given the FAA's recent release of the necessary guidelines for future operations as well as the incoming administration’s stated agenda of achieving adoption ahead of other countries, we believe the timeline for this transition has greater clarity."

"We're pleased to see great conversion of Adjusted EBITDA to Free Cash Flow, Before Aircraft Acquisitions, which improved to $3.7 million in Q3 2024, approximately three times the prior year period, demonstrating the cash benefits of our drive to Passenger profitability and the growth in Medical," said Will Heyburn, Chief Financial Officer. "Medical Segment Adjusted EBITDA improved 15.1% with margins expanding 70 basis points in Q3 2024 versus the prior year, despite a softer than expected Q3 for US organ transplant volumes. Regardless, October was one of the highest revenue months for Medical in company history and we continue to take market share, including two recent customer wins for high-volume transplant centers that we expect to begin flying in the coming months."

Heyburn added, "We are also excited to announce a strategic alliance with OrganOx to broaden access to their metra perfusion device. We know from speaking with our customers that demand for metra currently exceeds the supply of available machines. This partnership will enable higher utilization of available metra devices through rapid distribution, utilizing Blade's air and ground logistics, to transplant centers who need them on a case-by-case basis."

"During the quarter, we acquired two additional aircraft which we expect to enter service by early 2025, bringing our owned fleet to ten," said Melissa Tomkiel, President. "Our aircraft ownership strategy is already bearing fruit, enabling us to win new medical contracts in recent months that required asset ownership. However, lower medical flight volumes in Q3 led to negative operating leverage while above average expenses on our owned aircraft fleet, including entry into service delays, did lead to lower Medical Segment Adjusted EBITDA margins in Q3 2024 versus Q2 2024. Though quarter to quarter lumpiness in volumes and maintenance expenses may happen from time to time, we have already seen a normalization in the performance of our owned fleet Q4 to date."

Third Quarter Ended September 30, 2024 Financial Highlights
▪Total revenue increased 4.8% to $74.9 million in the current quarter versus $71.4 million in the prior year period, driven primarily by growth in Medical and Short Distance partially offset by Jet and Other.
▪Flight Profit(1) increased 27.3% to $19.8 million in the current quarter versus $15.6 million in the prior year period, driven by strong growth in both the Medical and Passenger segments.
▪Flight Margin(1) improved to 26.5% in the current quarter from 21.8% in the prior year period, driven primarily by a strong summer season in the Northeast, improved profitability in New York Airport and benefits from restructuring actions taken in Europe and Canada in Passenger.

(1) See "Use of Non-GAAP Financial Measures" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.

▪Medical revenue increased 7.8% to $36.1 million in the current quarter versus $33.4 million in the prior year period. Medical revenue decreased (5.9)% sequentially versus Q2 2024 driven primarily by air trip volume that declined in line with industry transplant volumes, and a reduction in block hours per air trip as we increased the size of our dedicated fleet and positioned these aircraft closer to our largest hospital clients. This strategy reduces empty leg repositioning, improving outcomes and increasing economic efficiency for our customers while fortifying our value proposition to hospitals and making many other operators uncompetitive in these regions.
▪Short Distance revenue increased 6.5% to $32.4 million in the current quarter versus $30.4 million in the prior year period. Excluding Canada, which was discontinued, Short Distance revenue increased 9.8% versus the prior year period. The increase was primarily driven by Northeast Leisure, Other Short Distance and New York Airport.
▪Jet and Other revenue decreased 15.0% to $6.5 million in the current quarter versus $7.6 million in the prior year period driven by a decline in revenue per flight as charter industry pricing normalized.
▪Net loss increased by $2.2 million versus the prior year to $(2.0) million in Q3 2024 driven primarily by a $6.0 million decrease in non-cash income from change in fair value of warrant liability, partially offset by a $3.9 million reduced loss from operations.
▪Adjusted EBITDA(1) improved by $3.4 million year-over-year to $4.2 million in the current quarter versus $0.8 million in the prior year period, primarily due to a $2.8 million improvement in Passenger Segment Adjusted EBITDA in the quarter. Medical Segment Adjusted EBITDA increased $0.5 million year-over-year and Adjusted Unallocated Corporate Expenses and Software Development decreased (1.3)% versus the prior year period.
▪Operating Cash Flow increased by $4.3 million to $6.4 million in Q3 2024. Capital expenditures of $9.9 million were driven primarily by the $7.3 million purchase of aircraft in the Medical segment. Free Cash Flow, Before Aircraft Acquisitions, which is net of all capital expenditures, including aircraft maintenance expenses, but excludes the impact of aircraft acquisitions, increased by $2.4 million to $3.7 million in Q3 2024.
▪Ended Q3 2024 with $136.3 million in cash and short term investments.

Business Highlights and Recent Updates
▪Announced strategic alliance with OrganOx to broaden access to OrganOx's metra normothermic machine perfusion device. The metra device extends liver preservation times, aiding the identification of viable donor livers, enabling longer-distance transportation and increasing the utilization of donor organs. OrganOx will preposition metra devices at strategic locations across the United States, utilizing air and ground logistics from Blade's wholly-owned subsidiary, Trinity Medical, to enable rapid deployment to transplant centers.
▪Seven of the eight previously announced aircraft acquisitions operated in Q3 2024, with the eighth aircraft entering service in October. We signed agreements to acquire two additional aircraft during Q3 2024 that are expected to enter service by early 2025. With a fleet size of ten, our owned fleet will only represent approximately one third of our Medical flying hours with the majority remaining on third-party aircraft.
▪Medical's organ placement service offering ("TOPS") continues to gain market share with five contracted customers today and a strong sales pipeline.
▪Completed an acquisition in Medical that expands our captive ground network and fleet of vehicles that will enable us to better serve our New York area customers.
▪Restructured our European operations which is expected to improve profitability and enable stronger organizational and commercial alignment with our local partner.
▪Completed exit from Canada in our Passenger business.

(1) See "Use of Non-GAAP Financial Measures" and "Key Metrics and Non-GAAP Financial Information" sections attached to this release for an explanation of Non-GAAP measures used and reconciliations to the most directly comparable GAAP financial measure.

Financial Outlook(1)
For the full year 2024, we expect:
▪Revenue of $240 million to $250 million
▪Positive Adjusted EBITDA

For the full year 2025, we expect:
▪Double-digit Medical revenue growth
▪Passenger revenue of $85 million to $95 million
▪Double-digit millions of Adjusted EBITDA

Conference Call
The Company will conduct a conference call starting at 8:00 a.m. ET on Tuesday November 12, 2024 to discuss the results for the third quarter ended September 30, 2024.
A live audio-only webcast of the call may be accessed from the Investor Relations section of the Company’s website at https://ir.blade.com/. An archived replay of the call will be available on the Investor Relations section of the Company's website for one year.

(1) We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Use of Non-GAAP Financial Information
Blade believes that the non-GAAP measures discussed below, viewed in addition to and not in lieu of our reported U.S. Generally Accepted Accounting Principles ("GAAP") results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, Adjusted Unallocated Corporate Expenses, SG&A, Adjusted SG&A, Flight Profit, Flight Margin, Free Cash Flow and Free Cash Flow, before Aircraft Acquisitions have been reconciled to the nearest GAAP measure in the tables within this press release.

Adjusted EBITDA – Blade reports Adjusted EBITDA, which is a non-GAAP financial measure. Blade defines Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, interest income and expense, income tax, realized gains and losses on short-term investments, impairment of intangible assets and certain other non-recurring items that management does not believe are indicative of ongoing Company operating performance and would impact the comparability of results between periods.

Adjusted Unallocated Corporate Expenses – Blade defines Adjusted Unallocated Corporate Expenses as expenses that cannot be allocated to either of our reporting segments (Passenger and Medical) and therefore attributable to our Corporate expenses and software development, less non-cash items and certain other non-recurring items that management does not believe are indicative of ongoing Company operating performance and would impact the comparability of results between periods.

SG&A and Adjusted SG&A – Blade defines SG&A as total operating expenses excluding cost of revenue. Blade defines Adjusted SG&A as total operating expenses excluding cost of revenue and excluding non-cash items and certain other non-recurring items that management does not believe are indicative of ongoing Company operating performance and would impact the comparability of results between periods.

Flight Profit and Flight Margin – Blade defines Flight Profit as revenue less cost of revenue. Cost of revenue consists of flight costs paid to operators of aircraft and vehicles, landing fees, depreciation of aircraft and vehicles, right-of-use ("ROU") asset amortization, internal costs incurred in generating organ ground transportation revenue using the Company’s owned vehicles and costs of operating our owned aircraft including fuel, management fees paid to the operator, maintenance costs and pilot salaries. Blade defines Flight Margin for a period as Flight Profit for the period divided by revenue for the same period. Blade believes that Flight Profit and Flight Margin provide an important measure of the profitability of the Company's flight and ground operations, as they focus solely on the non discretionary direct costs associated with those operations such as third party variable costs and costs of owning and operating Blade's owned aircraft.

Free Cash Flow and Free Cash Flow, before Aircraft Acquisitions – Blade defines Free Cash Flow as net cash provided by / (used in) operating activities less capital expenditures and capitalized software development costs. Blade also reports Free Cash Flow, before Aircraft Acquisitions, which is Free Cash Flow excluding cash outflows for aircraft acquisitions. Blade believes that Free Cash Flow and Free Cash Flow, before Aircraft Acquisitions provide important insights into the cash-generating capability of the business, with Free Cash Flow, before Aircraft Acquisition specifically highlighting the cash generated by our core operations before the impact of discretionary strategic investments in new aircraft.

Financial Results

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data, unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$20,028	$27,873
Restricted cash	1,378	1,148
Accounts receivable, net of allowance of $224 and $98 at September 30, 2024 and December 31, 2023, respectively	24,481	21,005
Short-term investments	116,310	138,264
Prepaid expenses and other current assets	9,563	17,971
Total current assets	171,760	206,261

Non-current assets:
Property and equipment, net	30,550	2,899
Intangible assets, net	13,957	20,519
Goodwill	42,952	40,373
Operating right-of-use asset	22,813	23,484
Other non-current assets	913	1,402
Total assets	$282,945	$294,938

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$16,028	$23,859
Deferred revenue	6,681	6,845
Operating lease liability, current	4,472	4,787
Total current liabilities	27,181	35,491

Non-current liabilities:
Warrant liability	2,692	4,958
Operating lease liability, long-term	19,271	19,738
Deferred tax liability	302	451
Total liabilities	49,446	60,638

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized; no shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 78,314,023 and 75,131,425 shares issued at September 30, 2024 and December 31, 2023, respectively	7	7
Additional paid in capital	406,424	390,083
Accumulated other comprehensive income	4,173	3,964
Accumulated deficit	(177,105)	(159,754)
Total stockholders' equity	233,499	234,300

Total Liabilities and Stockholders' Equity	$282,945	$294,938

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$74,877	$71,442	$194,336	$177,702

Operating expenses
Cost of revenue	55,040	55,863	148,006	144,590
Software development	800	1,076	2,441	3,639
General and administrative	20,412	19,265	62,757	53,932
Selling and marketing	2,162	2,686	6,686	8,025
Total operating expenses	78,414	78,890	219,890	210,186

Loss from operations	(3,537)	(7,448)	(25,554)	(32,484)

Other non-operating income (expense)
Interest income	1,764	2,147	5,624	6,178
Change in fair value of warrant liabilities	(299)	5,719	2,266	3,823
Realized loss from sales of short-term investments	—	—	—	(95)
Total other non-operating income	1,465	7,866	7,890	9,906

(Loss) income before income taxes	(2,072)	418	(17,664)	(22,578)

Income tax (benefit) expense	(118)	129	(150)	(443)

Net (loss) income	$(1,954)	$289	$(17,514)	$(22,135)

Net (loss) income per share:
Basic	$(0.03)	$—	$(0.23)	$(0.30)
Diluted	$(0.03)	$—	$(0.23)	$(0.30)
Weighted-average number of shares outstanding:
Basic	78,044,254	74,139,422	77,151,361	73,108,263
Diluted	78,044,254	81,006,859	77,151,361	73,108,263

BLADE AIR MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash Flows From Operating Activities:
Net (loss) income	$(1,954)	$289	$(17,514)	$(22,135)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	1,279	1,843	4,432	5,305
Stock-based compensation	5,402	3,330	15,367	9,348
Change in fair value of warrant liabilities	299	(5,719)	(2,266)	(3,823)
Excess of lease liability over operating right-of-use assets	—	—	(123)	—
Gain on lease modification	(22)	—	(75)	—
Realized loss from sales of short-term investments	—	—	—	95
Realized foreign exchange loss	(4)	1	—	6
Accretion of interest income on held-to-maturity securities	(823)	(1,692)	(3,120)	(4,716)
Deferred tax (benefit) expense	(118)	129	(150)	(443)
Impairment of intangible assets	—	—	5,759	—
Gain on disposal of property and equipment	(6)	—	(6)	—
Bad debt expense	(34)	171	168	171
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	2,354	1,521	8,312	(1,104)
Accounts receivable	3,356	1,251	(3,611)	(10,379)
Other non-current assets	26	16	492	(8)
Operating right-of-use assets/lease liabilities	42	44	81	421
Accounts payable and accrued expenses	(811)	3,999	(8,336)	4,086
Deferred revenue	(2,631)	(3,160)	(177)	147
Net cash provided by / (used in) operating activities	6,355	2,023	(767)	(23,029)

Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	(2,230)	—	(2,230)	—
Capitalized software development costs	(604)	—	(1,660)	—
Purchase of property and equipment	(9,313)	(695)	(26,292)	(2,085)
Proceeds from disposal of property and equipment	6	—	6	—
Purchase of short-term investments	—	—	—	(135)
Proceeds from sales of short-term investments	—	—	—	20,532
Purchase of held-to-maturity investments	(65,715)	(135,690)	(142,766)	(265,835)
Proceeds from maturities of held-to-maturity investments	65,210	133,350	167,950	264,537
Net cash (used in) / provided by investing activities	(12,646)	(3,035)	(4,992)	17,014

Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	11	9	124	63
Taxes paid related to net share settlement of equity awards	(742)	(15)	(1,765)	(116)
Repurchase and retirement of common stock	—	—	(244)	—
Net cash used in financing activities	(731)	(6)	(1,885)	(53)

Effect of foreign exchange rate changes on cash balances	62	(101)	29	(81)
Net decrease in cash and cash equivalents and restricted cash	(6,960)	(1,119)	(7,615)	(6,149)
Cash and cash equivalents and restricted cash - beginning	28,366	39,393	29,021	44,423
Cash and cash equivalents and restricted cash - ending	$21,406	$38,274	$21,406	$38,274

Reconciliation to the unaudited interim condensed consolidated balance sheets
Cash and cash equivalents	$20,028	$36,815	$20,028	$36,815
Restricted cash	1,378	1,459	1,378	1,459
Total cash, cash equivalents and restricted cash	$21,406	$38,274	$21,406	$38,274

Non-cash investing and financing activities
New leases under ASC 842 entered into during the period(1)	$2,187	$1,608	$8,545	$8,920
Common stock issued for settlement of earn-out previously in accounts payable and accrued expenses(1)	—	—	3,022	1,785
Purchases of PPE and capitalized software in accounts payable and accrued expenses	(154)	—	3,479	—
Derecognition of ROU assets	—	—	(6,367)	—
Derecognition of lease liabilities	—	—	6,367	—
(1) Prior year amounts have been updated to conform to current period presentation.

Key Metrics and Non-GAAP Financial Information

DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Passenger segment
Short Distance	$32,352	$30,388	$63,070	$59,997
Jet and Other	6,463	7,607	20,837	23,092
Total	$38,815	$37,995	$83,907	$83,089

Medical segment
MediMobility Organ Transport	$36,062	$33,447	110,429	94,613
Total	$36,062	$33,447	$110,429	$94,613

Total Revenue	$74,877	$71,442	$194,336	$177,702

SEGMENT INFORMATION: REVENUE, FLIGHT PROFIT, FLIGHT MARGIN, ADJUSTED EBITDA WITH RECONCILIATION TO TOTAL ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Passenger Revenue	$38,815	$37,995	$83,907	$83,089
Medical Revenue	36,062	33,447	110,429	94,613
Total Revenue	$74,877	$71,442	$194,336	$177,702

Passenger Flight Profit	$12,329	$9,410	$21,755	$16,864
Medical Flight Profit	7,508	6,169	24,575	16,248
Total Flight Profit(1)	$19,837	$15,579	$46,330	$33,112

Passenger Flight Margin	31.8%	24.8%	25.9%	20.3%
Medical Flight Margin	20.8%	18.4%	22.3%	17.2%
Total Flight Margin	26.5%	21.8%	23.8%	18.6%

Passenger Adjusted EBITDA	$5,593	$2,777	$3,724	$(2,353)
Medical Adjusted EBITDA	3,851	3,346	13,784	8,249
Adjusted unallocated corporate expenses and software development	(5,264)	(5,336)	(15,916)	(17,281)
Total Adjusted EBITDA	$4,180	$787	$1,592	$(11,385)
(1) Includes $512 and $71 of depreciation and amortization for owned aircraft and vehicles in the three months ended September 30, 2024 and 2023, respectively and $1,033 and $154 in the nine months ended September 30, 2024 and 2023, respectively.

LAST TWELVE MONTHS PASSENGER ADJUSTED EBITDA
(in thousands, unaudited)

		Three Months Ended
	Last Twelve Months	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Passenger Adjusted EBITDA	$1,089	$5,593	$782	$(2,651)	$(2,635)

SEATS FLOWN - ALL PASSENGER FLIGHTS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Seats flown – all passenger flights	45,977	50,821	117,722	121,008

REVENUE, FLIGHT PROFIT, FLIGHT MARGIN, ADJUSTED SG&A, ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$74,877	$71,442	$194,336	$177,702
Flight Profit(1)	19,837	15,579	46,330	33,112
Flight Margin	26.5%	21.8%	23.8%	18.6%
Adjusted SG&A	16,169	14,863	45,771	44,651
Adjusted SG&A as a percentage of revenue	21.6%	20.8%	23.6%	25.1%
Depreciation and amortization included in cost of revenue	512	71	1,033	154
Adjusted EBITDA	$4,180	$787	$1,592	$(11,385)
Adjusted EBITDA as a percentage of revenue	5.6%	1.1%	0.8%	(6.4)%
(1) Includes $512 and $71 of depreciation and amortization for owned aircraft and vehicles in the three months ended September 30, 2024 and 2023, respectively and $1,033 and $154 in the nine months ended September 30, 2024 and 2023, respectively.

RECONCILIATION OF REVENUE LESS COST OF REVENUE TO FLIGHT PROFIT AND GROSS PROFIT
(in thousands except percentages, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$74,877	$71,442	$194,336	$177,702
Less:
Cost of revenue(1)	55,040	55,863	148,006	144,590
Depreciation and amortization(2)	558	1,627	2,769	4,742
Stock-based compensation	36	44	149	124
Other(3)	4,805	3,865	11,786	9,893
Gross Profit	$14,438	$10,043	$31,626	$18,353
Gross Margin	19.3%	14.1%	16.3%	10.3%

Gross Profit	$14,438	$10,043	$31,626	$18,353
Reconciling items:
Depreciation and amortization(2)	558	1,627	2,769	4,742
Stock-based compensation	36	44	149	124
Other(3)	4,805	3,865	11,786	9,893
Flight Profit	$19,837	$15,579	$46,330	$33,112
Flight Margin	26.5%	21.8%	23.8%	18.6%
(1) Cost of revenue consists of flight costs paid to operators of aircraft and vehicles, landing fees, depreciation of aircraft and vehicles, ROU asset amortization, internal costs incurred in generating organ ground transportation revenue using the Company's owned vehicles and costs of operating our owned aircraft including fuel, management fees paid to the operator, maintenance costs and pilot salaries.
(2) Depreciation and amortization included within general and administrative expenses.
(3) Other costs include credit card processing fees, staff costs, commercial costs and establishment costs.

RECONCILIATION OF TOTAL OPERATING EXPENSES TO ADJUSTED SG&A
(in thousands except percentages, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$74,877	$71,442	$194,336	$177,702

Total operating expenses	78,414	78,890	219,890	210,186
Subtract:
Cost of revenue	55,040	55,863	148,006	144,590
SG&A	$23,374	$23,027	$71,884	$65,596
SG&A as percentage of Revenue	31.2%	32.2%	37.0%	36.9%
Adjustments to reconcile SG&A to Adjusted SG&A
Subtract:
Depreciation and amortization included in SG&A	767	1,772	3,399	5,151
Stock-based compensation	5,345	3,330	15,434	9,348
Legal and regulatory advocacy fees(1)(2)	165	217	427	640
Executive severance costs	140	—	140	265
SOX readiness costs	220	145	302	180
Contingent consideration compensation (earn-out)(3)	—	2,700	—	5,361
M&A transaction costs	85	—	169	—
Impairment of intangible assets	—	—	5,759	$—
Restructuring costs-Blade Europe(4)	483	—	483	$—
Adjusted SG&A	$16,169	$14,863	$45,771	$44,651
Adjusted SG&A as percentage of Revenue	21.6%	20.8%	23.6%	25.1%
(1) For the three and nine months ended September 30, 2024, represents legal advocacy fees related to the Drulias lawsuit that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business.
(2) For the three and nine months ended September 30, 2023, represents certain legal and regulatory advocacy fees for certain proposed restrictions at East Hampton Airport and potential operational restrictions on large jet aircraft at Westchester Airport, that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business.
(3) Trinity’s contingent consideration, 2023 was the last year subject to an earn-out payment.
(4) ) Includes severance, retention, legal and other one-time restructuring costs associated with a reorganization of Blade Europe.

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA
(in thousands except percentages, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(1,954)	$289	$(17,514)	$(22,135)

Depreciation and amortization	1,279	1,843	4,432	5,305
Stock-based compensation	5,345	3,330	15,434	9,348
Change in fair value of warrant liabilities	299	(5,719)	(2,266)	(3,823)
Realized loss from sales of short-term investments	—	—	—	95
Interest income	(1,764)	(2,147)	(5,624)	(6,178)
Income tax (benefit) expense	(118)	129	(150)	(443)
Legal and regulatory advocacy fees(1)(2)	165	217	427	640
Executive severance costs	140	—	140	265
SOX readiness costs	220	145	302	180
Contingent consideration compensation (earn-out)(3)	—	2,700	—	5,361
M&A transaction costs	85	—	169	—
Impairment of intangible assets	—	—	5,759	—
Restructuring costs-Blade Europe(4)	483	—	483	—
Adjusted EBITDA	$4,180	$787	$1,592	$(11,385)
Revenue	$74,877	$71,442	$194,336	$177,702
Adjusted EBITDA as a percentage of Revenue	5.6%	1.1%	0.8%	(6.4)%
(1) For the three and nine months ended September 30, 2024, represents legal advocacy fees related to the Drulias lawsuit that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business.
(2) For the three and nine months ended September 30, 2023, represents certain legal and regulatory advocacy fees for certain proposed restrictions at East Hampton Airport and potential operational restrictions on large jet aircraft at Westchester Airport, that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business.
(3) Trinity’s contingent consideration, 2023 was the last year subject to an earn-out payment.
(4) ) Includes severance, retention, legal and other one-time restructuring costs associated with a reorganization of Blade Europe.

RECONCILIATION OF NET CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW AND FREE CASH FLOW BEFORE AIRCRAFT ACQUISITIONS
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by / (used in) operating activities	$6,355	$2,023	$(767)	$(23,029)
Capitalized software development costs	(604)	—	(1,660)	—
Purchase of property and equipment	(9,313)	(695)	(26,292)	(2,085)
Free Cash Flow	(3,562)	1,328	(28,719)	(25,114)
Aircraft Acquisition Capital Expenditures(1)	7,288	—	21,923	—
Free Cash Flow, before Aircraft Acquisitions	$3,726	$1,328	$(6,796)	$(25,114)
(1) Represents capital expenditures for aircraft acquisitions, excluding capitalized maintenance subsequent to initial acquisition.

LAST TWELVE MONTHS DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

		Three Months Ended
	Last Twelve Months	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Product Line:
Short Distance	$73,773	$32,352	$20,908	$9,810	$10,703
Jet and Other	25,621	6,463	8,696	5,678	4,784
MediMobility Organ Transport	142,420	36,062	38,341	36,026	31,991
Total Revenue	$241,814	$74,877	$67,945	$51,514	$47,478

About Blade Air Mobility
Blade Air Mobility provides air transportation and logistics for hospitals across the United States, where it is one of the largest transporters of human organs for transplant, and for passengers, with helicopter and fixed wing services primarily in the Northeast United States and Southern Europe.  Based in New York City, Blade's asset-light model, coupled with its exclusive passenger terminal infrastructure and proprietary technologies, is designed to facilitate a seamless transition from helicopters and fixed-wing aircraft to Electric Vertical Aircraft (“EVA” or “eVTOL”), enabling lower cost air mobility that is both quiet and emission-free.
For more information, visit www.blade.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future,” "target," and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Blade’s future financial and operating performance (including the discussion of 2024 and 2025 financial outlook and guidance), the composition and performance of its fleet, results of operations, industry environment and growth opportunities, new product lines and partnerships, and the development and adoption of EVA technology. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: our continued incurrence of significant losses; failure of the markets for our offerings to grow as expected, or at all; our ability to effectively market and sell air transportation as a substitute for conventional methods of transportation; reliance on certain customers in our Passenger segment revenue; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology; our ability to successfully enter new markets and launch new routes and services; any adverse publicity stemming from accidents involving small aircraft, helicopters or charter flights and, in particular, any accidents involving our third-party operators; any change to the ownership of our aircraft and the challenges related thereto; the effects of competition; harm to our reputation and brand; our ability to provide high-quality customer support; our ability to maintain a high daily aircraft usage rate; changes in consumer preferences, discretionary spending and other economic conditions; impact of natural disasters, outbreaks and pandemics, economic, social, weather, geopolitical, growth constraints, and regulatory conditions or other circumstances on metropolitan areas and airports where we have geographic concentration; the effects of climate change, including potential increased impacts of severe weather and regulatory activity; the availability of aircraft fuel; our ability to address system failures, defects, errors, or vulnerabilities in our website, applications, backend systems or other technology systems or those of third-party technology providers; interruptions or security breaches of our information technology systems; our placements within mobile applications; our ability to protect our intellectual property rights; our use of open source software; our ability to expand and maintain our infrastructure network; our ability to access additional funding; the increase of costs and risks associated with international expansion; our ability to identify, complete and successfully integrate future acquisitions; our ability to manage our growth; increases in insurance costs or reductions in insurance coverage; the loss of key members of our management team; our ability to maintain our company culture; our reliance on contractual relationships with certain transplant centers and Organ Procurement Organizations; effects of fluctuating financial results; our reliance on third-party operators; the availability of third-party operators; disruptions to third-party operators; increases in insurance costs or reductions in insurance coverage for our third-party aircraft operators; the possibility that our third-party aircraft operators may illegally, improperly or otherwise inappropriately operate our branded aircraft; our reliance on third-party web service providers; changes in our regulatory environment; risks and impact of any litigation we may be subject to; regulatory obstacles in local governments; the expansion of domestic and foreign privacy and security laws; the expansion of environmental regulations; our ability to remediate any material weaknesses or maintain internal controls over financial reporting; our ability to maintain effective internal controls and disclosure controls; changes in the fair value of our warrants; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Contacts

For Investor Relations
Mathew Schneider
investors@blade.com

For Media Relations
Lee Gold
press@blade.com